UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006

PROVIDENT FINANCIAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On July 24, 2006, Provident Financial Holdings, Inc. issued its earnings release for the quarter ended June 30, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

          (c)        Exhibits

        99.1        Earnings Release of Provident Financial Holdings, Inc. dated July 24, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2006                                              PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                            /s/ Craig G. Blunden
                                                                            Craig G. Blunden
                                                                            Chairman, President and Chief Executive Officer
                                                                            (Principal Executive Officer)

                                                                            /s/ Donavon P. Ternes
                                                                            Donavon P. Ternes
                                                                            Chief Financial Officer
                                                                           (Principal Financial and Accounting Officer)

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EXHIBIT 99.1

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3756 Central Avenue                                                              Contacts:
Riverside, CA 92506                                                              Craig G. Blunden, CEO
(951) 686 - 6060                                                                      Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC.
REPORTS RECORD FISCAL YEAR EARNINGS

Record Fiscal Year Net Income of $20.5 Million, Up 10%.

Preferred Loans Grow to 34% of Loans Held for Investment.

        Riverside, Calif. - July 24, 2006 - Provident Financial Holdings, Inc. ("Company"), NASDAQ GSM: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced solid earnings for the fourth quarter and record earnings for the fiscal year ended June 30, 2006.

        For the quarter ended June 30, 2006, the Company reported net income of $3.82 million, or $0.56 per diluted share (on 6.88 million weighted-average shares outstanding), compared to net income of $4.83 million, or $0.68 per diluted share (on 7.08 million weighted-average shares outstanding), in the comparable period a year ago. The decrease in weighted-average shares outstanding primarily reflects the activity in the Company's stock repurchase program.

        "It is fitting to report record earnings this year since Provident Bank is celebrating its 50-year anniversary of serving the communities of the Inland Empire," said Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company. "Our longevity and performance, of course, would not have been possible without the commitment and dedication of our talented employees and the loyalty of our customers. We look forward to growing with these communities in the future."

                                                                           Page 1 of 15

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        Return on average assets for the fourth quarter of fiscal 2006 was 0.96 percent, compared to 1.22 percent for the same period of fiscal 2005. Return on average stockholders' equity for the fourth quarter of fiscal 2006 was 11.20 percent, compared to 15.93 percent for the comparable period of fiscal 2005.

        On a sequential quarter basis, net income for the fourth quarter of fiscal 2006 increased by $424,000 to $3.82 million, or 12 percent, from $3.40 million in the third quarter of fiscal 2006; and diluted earnings per share increased $0.07 to $0.56, or 14 percent, from $0.49 in the third quarter of fiscal 2006. Return on average assets increased seven basis points to 0.96 percent for the fourth quarter of fiscal 2006 from 0.89 percent in the third quarter of fiscal 2006 and return on average equity increased 103 basis points to 11.20 percent for the fourth quarter of fiscal 2006 from 10.17 percent in the third quarter of fiscal 2006.

        For the fiscal year ended June 30, 2006, net income was $20.54 million, an increase of 10 percent from net income of $18.70 million for the comparable period ended June 30, 2005; and diluted earnings per share for the fiscal year ended June 30, 2006 increased $0.34, or 13 percent, to $2.98 from $2.64 for the comparable period last year. The sale of a commercial office building in the second quarter of fiscal 2006 resulted in a gain on sale of real estate of $6.28 million (approximately $3.64 million, net of statutory taxes) which contributed $0.53 to the diluted earnings per share. Return on average assets for the fiscal year ended June 30, 2006 increased five basis points to 1.30 percent from 1.25 percent for the twelve-month period a year earlier. Return on average stockholders' equity for the fiscal year ended June 30, 2006 was 15.71 percent, compared to 16.10 percent for the twelve-month period a year earlier.

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        Net interest income before provision for loan losses decreased $228,000, or two percent, to $10.93 million in the fourth quarter of fiscal 2006 from $11.16 million for the same period in fiscal 2005. Non-interest income decreased $1.83 million, or 28 percent, to $4.63 million in the fourth quarter of fiscal 2006 from $6.46 million in the comparable period of fiscal 2005. Non-interest expense increased $31,000, or less than one percent, to $8.95 million in the fourth quarter of fiscal 2006 from $8.92 million in the comparable period in fiscal 2005. The non-interest expense in the fourth quarter of fiscal 2006 includes the Company's contribution of $500,000 to capitalize the newly established "Provident Savings Bank Charitable Foundation," which decreased diluted earnings per share by approximately $0.04 (net of statutory taxes).

        The average balance of loans outstanding increased by $67.6 million to $1.32 billion in the fourth quarter of fiscal 2006 from $1.26 billion in the same quarter of fiscal 2005, and the average yield increased by 41 basis points to 6.22 percent in the fourth quarter of fiscal 2006 from an average yield of 5.81 percent in the same quarter of fiscal 2005. The increase in the average loan yield was primarily attributable to higher rate new loans and the repricing of existing adjustable rate loans in the loans held for investment portfolio, partly offset by loan prepayments with a higher average yield than the weighted-average yield of the loans held for investment portfolio. Total loans held for investment originations (including loans purchased for investment) in the fourth quarter of fiscal 2006 were $161.5 million, which consisted primarily of single-family, multi-family, construction and commercial real estate loans. This compares to total loans held for investment originations (including loans purchased for investment) of $169.0 million in the fourth quarter of fiscal 2005. The outstanding balance of "preferred loans" (multi-

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family, commercial real estate, construction and commercial business loans) increased by $112.0 million, or 35 percent, to $433.8 million at June 30, 2006 from $321.8 million at June 30, 2005. The ratio of preferred loans to total loans held for investment increased to 34 percent at June 30, 2006 compared to 28 percent at June 30, 2005. Loan prepayments in the fourth quarter of fiscal 2006 were $100.8 million, compared to $126.2 million in the same quarter of fiscal 2005.

        Average deposits decreased by $10.5 million to $922.9 million and the average cost of deposits increased by 76 basis points to 2.71 percent in the fourth quarter of fiscal 2006, compared to an average balance of $933.4 million and an average cost of 1.95 percent in the same quarter last year. Transaction account balances (core deposits) decreased by $93.2 million, or 19 percent, to $391.1 million at June 30, 2006 from $484.3 million at June 30, 2005. The decrease is attributable to a decline in money market and savings account balances, partly offset by an increase in checking account balances. Time deposits increased by $92.2 million, or 21 percent, to $526.5 million at June 30, 2006 as compared to $434.3 million at June 30, 2005. The increase is primarily attributable to the Company's successful time deposit marketing campaign and depositors switching from savings deposits to time deposits.

        The average balance of borrowings, which primarily consists of FHLB advances, remained unchanged at $503.6 million, while the average cost of advances increased 47 basis points to 4.41 percent in the fourth quarter of fiscal 2006 from 3.94 percent in the same quarter of fiscal 2005. The increase in the average cost of borrowings was primarily the result of higher interest rates on short-term advances.

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        The net interest margin during the fourth quarter of fiscal 2006 decreased eight basis points to 2.82 percent from 2.90 percent during the same quarter last year. On a sequential quarter basis, the net interest margin in the fourth quarter of fiscal 2006 decreased 18 basis points from 3.00 percent in the third quarter of fiscal 2006.

        During the fourth quarter of fiscal 2006, the Company recorded a recovery of $205,000, compared to a loan loss provision of $335,000 during the same period of fiscal 2005. The recovery was primarily attributable to revisions in the methodology used to calculate the allowance for loan losses ($357,000) and the decline in classified assets ($426,000), partly offset by an increase in loans held for investment ($578,000). In the fourth quarter of fiscal 2006, the Company revised its allowance for loan losses methodology by increasing the factors used to calculate the loan loss provision for single-family and construction loans while decreasing the factors used to calculate the loan loss provision for multi-family and commercial real estate loans. This action was taken as a result of the concentration of single-family loans with an interest-only payment feature, current real estate markets, mortgage interest rates, the general economic environment and our experience and expectations for loan losses by loan product type in the current environment. Total classified assets (including assets designated as special mention) improved by $2.0 million to $9.3 million at June 30, 2006 from $11.3 million at March 31, 2006. Loans held for investment increased $57.9 million (primarily in preferred loans) to $1.26 billion at June 30, 2006 from $1.21 billion at March 31, 2006. The allowance for loan losses is considered sufficient by management to absorb potential losses inherent in loans held for investment.

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        Non-performing assets increased to $2.5 million, or 0.16 percent of total assets, at June 30, 2006, compared to $590,000, or 0.04 percent of total assets, at June 30, 2005. The allowance for loan losses was $10.3 million at June 30, 2006, or 0.81 percent of gross loans held for investment, compared to $9.2 million, or 0.81 percent of gross loans held for investment at June 30, 2005.

        The decrease in non-interest income in the fourth quarter of fiscal 2006 compared to the same period of fiscal 2005 was primarily the result of a decrease in the gain on sale of loans. The gain on sale of loans decreased $1.98 million, or 39 percent, to $3.08 million for the quarter ended June 30, 2006 from $5.06 million in the comparable quarter last year. The average loan sale margin for mortgage banking was 95 basis points for the quarter ended June 30, 2006, down 45 basis points from 140 basis points in the comparable quarter last year. The decrease in the loan sale margin was primarily attributable to the more competitive mortgage banking environment.

        On a sequential quarter basis, the average loan sale margin for mortgage banking in the fourth quarter of fiscal 2006 decreased by six basis points to 95 basis points from 101 basis points in the prior quarter.

        The volume of loans originated for sale decreased to $291.7 million in the fourth quarter of fiscal 2006 from $342.1 million during the same period last year. Total loan originations (including loans purchased for investment and loans originated for sale) were $453.2 million in the fourth quarter of fiscal 2006, a decrease of $57.9 million from $511.1 million in the same quarter of fiscal 2005. The decline in loan originations was primarily attributable to lower loan demand perpetuated by an increase in interest rates, rising real estate prices and a more competitive environment.

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        In the fourth quarter of fiscal 2006, the fair-value adjustment of derivative financial instruments pursuant to Statement of Financial Accounting Standards ("SFAS") No. 133 on the consolidated statements of operations was a loss of $257,000, compared to a loss of $1,000 in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and results in timing differences in the recognition of income, which may have an adverse impact on future earnings.

        Non-interest expense for the fourth quarter of fiscal 2006 increased $31,000, or less than one percent, to $8.95 million from $8.92 million in the same quarter in fiscal 2005. The increase in non-interest expense was primarily the result of an increase in other operating expenses (reflecting the contribution to the newly established charitable foundation), equipment expense, and premises and occupancy expense (primarily as a result of the opening of additional Provident Bank Mortgage ("PBM") loan production offices) as well as sales and marketing expenses (primarily in connection with the 50th Anniversary of the Bank). These increases were partly offset by a decrease in compensation expense (the result of workforce reductions at PBM announced during the third quarter of fiscal 2006) and professional expenses. The Company recorded $110,000 of stock option compensation expense in the fourth quarter of fiscal 2006 as a result of SFAS No. 123R (Share Based Payment) which was adopted on July 1, 2005. No stock option compensation expense was recorded during the same period in fiscal 2005 as a result of SFAS No. 123R. However, the Company recorded $320,000 of stock option

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compensation expense in the fourth quarter of fiscal 2005 as a result of the accelerated vesting of certain stock options.

        The Company's efficiency ratio increased to 58 percent in the fourth quarter of fiscal 2006 from 51 percent in the fourth quarter of fiscal 2005. For the fiscal year ended June 30, 2006 the efficiency ratio improved to 47 percent from 49 percent during the same period in fiscal 2005.

        The effective income tax rate for the fourth quarter of fiscal 2006 was 43.8 percent, compared to 42.2 percent for the same quarter last year. The Company believes that the effective income tax rate applied in the fourth quarter of fiscal 2006 reflects its current income tax obligations.

        The Company repurchased 148,564 shares of its common stock during the quarter ended June 30, 2006 at an average cost of $29.65 per share. As of June 30, 2006, the Company has repurchased six percent of the shares authorized by the May 2006 Stock Repurchase Program, leaving 331,229 shares available for future repurchase activity.

        The Bank currently operates 12 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire) along with 13 PBM loan production offices located throughout Southern California.

        The Company will host a conference call for institutional investors and bank analysts on Tuesday, July 25, 2006 at 9:00 a.m. (Pacific Time) to discuss its financial results. The conference call can be accessed by dialing (800) 553-0349 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Tuesday, August 1, 2006 by dialing (800) 475-6701 and referencing access code number 834743.

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        For more financial information about the Company please visit the website at www.myprovident.com and click on the Investor Relations section.

Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2005, as amended.

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - Dollars In Thousands)
	June 30, 2006	June 30, 2005

Assets
Cash and due from banks	$ 13,558	$ 20,342
Federal funds sold	2,800	5,560
Cash and cash equivalents	16,358	25,902

Investment securities - held to maturity
(fair value $49,914 and $51,327, respectively)	51,031	52,228
Investment securities - available for sale at fair value	126,158	180,204
Loans held for investment, net of allowance for loan losses of
$10,307 and $9,215, respectively	1,262,997	1,131,905
Loans held for sale, at lower of cost or market	4,713	5,691
Receivable from sale of loans	99,930	167,813
Accrued interest receivable	6,774	6,294
Real estate held for investment, net	653	9,853
Federal Home Loan Bank ("FHLB") - San Francisco stock	37,585	37,130
Premises and equipment, net	6,860	7,443
Prepaid expenses and other assets	9,411	7,659

Total assets	$ 1,622,470	$ 1,632,122

Liabilities and Stockholders' Equity
Liabilities:
Non-interest-bearing deposits	$ 48,776	$ 48,173
Interest-bearing deposits	868,806	870,458
Total deposits	917,582	918,631

Borrowings	546,211	560,845
Accounts payable, accrued interest and other liabilities	22,467	29,657
Total liabilities	1,486,260	1,509,133

Stockholders' equity:
Preferred stock, $.01 par value; (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value; (15,000,000 shares authorized; 12,376,972 and 11,973,340 shares issued, respectively; 6,991,842 and 6,956,815 shares outstanding, respectively)

	124	120
Additional paid-in capital	66,798	59,497
Retained earnings	142,867	126,381
Treasury stock at cost (5,385,130 and 5,016,525 shares, respectively)
	(72,524)	(62,046)
Unearned stock compensation	(644)	(1,272)
Accumulated other comprehensive (loss) income, net of tax	(411)	309
Total stockholders' equity	136,210	122,989
Total liabilities and stockholders' equity	$ 1,622,470	$ 1,632,122

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended June 30,		Twelve Months Ended June 30,

	2006	2005	2006	2005
Interest income:
Loans receivable, net	$ 20,571	$ 18,228	$ 77,821	$ 65,734
Investment securities	1,617	1,975	6,831	8,268
FHLB - San Francisco stock	486	405	1,831	1,445
Interest-earning deposits	18	30	144	48
Total interest income	22,692	20,638	86,627	75,495

Interest expense:
Checking and money market deposits	316	291	1,224	1,170
Savings deposits	668	1,001	3,151	4,484
Time deposits	5,241	3,244	17,691	10,508
Borrowings	5,540	4,947	20,507	16,820
Total interest expense	11,765	9,483	42,573	32,982

Net interest income, before provision for loan losses	10,927	11,155	44,054	42,513
(Recovery) provision for loan losses	(205)	335	1,134	1,641
Net interest income, after provision for loan losses	11,132	10,820	42,920	40,872

Non-interest income:
Loan servicing and other fees	635	500	2,572	1,675
Gain on sale of loans, net	3,077	5,058	13,481	18,706
Real estate operations, net	(6)	28	(12)	400
Deposit account fees	507	459	2,093	1,789
Gain on sale of investment securities	-	-	-	384
Gain on sale of real estate	20	-	6,355	-
Other	392	413	1,720	1,464
Total non-interest income	4,625	6,458	26,209	24,418

Non-interest expense:
Salaries and employee benefits	5,194	5,953	20,480	21,633
Premises and occupancy	870	770	3,036	2,735
Equipment	445	368	1,689	1,523
Professional expenses	326	450	1,317	1,225
Sales and marketing expenses	409	217	1,125	895
Other	1,705	1,160	5,266	4,503
Total non-interest expense	8,949	8,918	32,913	32,514

Income before taxes	6,808	8,360	36,216	32,776
Provision for income taxes	2,984	3,530	15,676	14,077
Net income	$ 3,824	$ 4,830	$ 20,540	$ 18,699

Basic earnings per share	$ 0.57	$ 0.73	$ 3.10	$ 2.84
Diluted earnings per share	$ 0.56	$ 0.68	$ 2.98	$ 2.64
Cash dividends per share	$ 0.15	$ 0.14	$ 0.58	$ 0.52

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations - Sequential Quarter (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended
	June 30,	March 31,
	2006	2006
Interest income:
Loans receivable, net	$ 20,571	$ 19,214
Investment securities	1,617	1,676
FHLB - San Francisco stock	486	483
Interest-earning deposits	18	33
Total interest income	22,692	21,406

Interest expense:
Checking and money market deposits	316	310
Savings deposits	668	741
Time deposits	5,241	4,361
Borrowings	5,540	4,803
Total interest expense	11,765	10,215

Net interest income, before provision for loan losses	10,927	11,191
(Recovery) provision for loan losses	(205)	1,301
Net interest income, after provision for loan losses	11,132	9,890

Non-interest income:
Loan servicing and other fees	635	503
Gain on sale of loans, net	3,077	2,655
Real estate operations, net	(6)	15
Deposit account fees	507	542
Gain on sale of real estate	20	52
Other	392	451
Total non-interest income	4,625	4,218

Non-interest expense:
Salaries and employee benefits	5,194	5,105
Premises and occupancy	870	655
Equipment	445	439
Professional expenses	326	354
Sales and marketing expenses	409	242
Other	1,705	1,247
Total non-interest expense	8,949	8,042

Income before taxes	6,808	6,066
Provision for income taxes	2,984	2,666
Net income	$ 3,824	$ 3,400

Basic earnings per share	$ 0.57	$ 0.51
Diluted earnings per share	$ 0.56	$ 0.49
Cash dividends per share	$ 0.15	$ 0.15

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information )

	Quarter Ended June 30,		Twelve Months Ended June 30,
	2006	2005	2006	2005
SELECTED FINANCIAL RATIOS:
Return on average assets	0.96%	1.22%	1.30%	1.25%
Return on average stockholders' equity	11.20%	15.93%	15.71%	16.10%
Stockholders' equity to total assets	8.40%	7.54%	8.40%	7.54%
Net interest spread	2.55%	2.72%	2.65%	2.80%
Net interest margin	2.82%	2.90%	2.87%	2.96%
Efficiency ratio	57.54%	50.63%	46.84%	48.58%
Average interest-earning assets to average
Interest-bearing liabilities	108.51%	107.05%	108.16%	107.01%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.57	$ 0.73	$ 3.10	$ 2.84
Diluted earnings per share	$ 0.56	$ 0.68	$ 2.98	$ 2.64
Book value per share	$ 19.48	$ 17.68	$ 19.48	$ 17.68
Shares used for basic EPS computation	6,735,111	6,588,359	6,627,546	6,592,652
Shares used for diluted EPS computation	6,883,092	7,076,071	6,883,003	7,095,004
Total shares issued and outstanding	6,991,842	6,956,815	6,991,842	6,956,815

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.20%	0.05%
Non-performing assets to total assets	0.16%	0.04%
Allowance for loan losses to non-performing loans	407.71%	1,561.86%
Allowance for loan losses to gross loans held for
investment	0.81%	0.81%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	8.08%	6.56%
Tier 1 (core) capital ratio	8.08%	6.56%
Total risk-based capital ratio	13.37%	11.21%
Tier 1 risk-based capital ratio	12.37%	10.29%

LOANS ORIGINATED FOR SALE:
Retail originations	$ 82,871	$ 121,581	$ 380,409	$ 397,057
Wholesale originations	208,829	220,550	857,397	888,780
Total loans originated for sale	$ 291,700	$ 342,131	$ 1,237,806	$ 1,285,837

LOANS SOLD:
Servicing released	$ 289,353	$ 332,255	$ 1,242,093	$ 1,232,682
Servicing retained	1,641	15,820	19,348	81,711
Total loans sold	$ 290,994	$ 348,075	$ 1,261,441	$ 1,314,393

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	As of June 30,
	2006		2005
	Balance	Rate	Balance	Rate
INVESTMENT SECURITIES:
Held to maturity:
U.S. government sponsored enterprise debt securities	$ 51,028	2.83%	$ 51,028	2.82%
U.S. government agency mortgage-backed securities ("MBS")	3	8.82	4	10.22
Corporate bonds	-	-	996	6.80
Certificates of deposit	-	-	200	2.88
Total investment securities held to maturity	51,031	2.83	52,228	2.90

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	21,264	2.85	24,399	2.86
U.S. government agency MBS	37,365	4.09	56,377	3.95
U.S. government sponsored enterprise MBS	61,249	4.24	91,748	3.72
Private issue collateralized mortgage obligations ("CMO")	5,412	3.81	7,266	3.65
Freddie Mac common stock	342		391
Fannie Mae common stock	19		23
Other common stock	507		-
Total investment securities available for sale	126,158	3.91	180,204	3.66
Total investment securities	$ 177,189	3.60%	$ 232,432	3.49%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 828,091	5.66%	$ 808,732	5.43%
Multi-family (5 or more units)	219,072	6.34	119,715	5.63
Commercial real estate	127,342	6.92	122,354	6.56
Construction	149,517	9.23	155,975	7.21
Commercial business	12,911	8.49	15,268	7.37
Consumer	734	10.64	778	9.03
Other	16,244	9.75	10,767	7.73
Total loans held for investment	1,353,911	6.36%	1,233,589	5.83%

Undisbursed loan funds	(84,024)		(95,162)
Deferred loan costs	3,417		2,693
Allowance for loan losses	(10,307)		(9,215)
Total loans held for investment, net	$1,262,997		$1,131,905

Purchased loans serviced by others (included above)	$ 102,700	7.05%	$ 63,858	6.27%

DEPOSITS :
Checking deposits - non-interest-bearing	$ 48,776	-%	$ 48,173	-%
Checking deposits - interest-bearing	131,265	0.70	127,883	0.52
Savings deposits	181,806	1.38	267,207	1.44
Money market deposits	29,274	1.29	41,058	1.19
Time deposits	526,461	4.21	434,310	3.12
Total deposits	$ 917,582	2.83%	$ 918,631	2.02%

Note:  The interest rate described in the rate column is the weighted-average interest rate of all instruments, which are included in the balance of the respective line item.

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	As of June 30,
	2006		2005
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 75,500	5.38%	$ 100,000	3.44%
Six months or less	66,900	4.89	55,000	3.22
Over six to twelve months	15,000	3.87	22,000	3.69
Over one to two years	132,000	4.03	20,000	2.95
Over two to three years	30,000	3.45	107,000	3.71
Over three to four years	72,000	4.02	30,000	3.45
Over four to five years	88,000	5.23	72,000	4.02
Over five years	66,811	4.46	154,845	4.90
Total borrowings	$ 546,211	4.53%	$ 560,845	3.94%

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$ 1,323,026	$ 1,255,372	$ 1,288,657	$ 1,146,073
Investment securities	185,468	241,816	203,096	256,729
FHLB - San Francisco stock	37,872	36,675	38,266	32,778
Interest-earning deposits	1,472	4,357	3,722	2,105
Total interest-earning assets	$ 1,547,838	$1,538,220	$1,533,741	$1,437,685

Deposits	$ 922,867	$ 933,361	$ 932,553	$ 912,105
Borrowings	503,567	503,562	485,523	431,430
Total interest-bearing liabilities	$ 1,426,434	$1,436,923	$1,418,076	$1,343,535

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	6.22%	5.81%	6.04%	5.74%
Investment securities	3.49%	3.27%	3.36%	3.22%
FHLB - San Francisco stock	5.13%	4.42%	4.78%	4.41%
Interest-earning deposits	4.89%	2.75%	3.87%	2.28%
Total interest-earning assets	5.86%	5.37%	5.65%	5.25%

Deposits	2.71%	1.95%	2.37%	1.77%
Borrowings	4.41%	3.94%	4.22%	3.90%
Total interest-bearing liabilities	3.31%	2.65%	3.00%	2.45%

(1) Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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